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                                                                 (214) 855-7580


                             November 18, 1997


AMX Corporation
11995 Forestgate Drive
Dallas, Texas  75243

    Re: Registration of up to 1,761,041 shares of Common Stock, par value $.01 per share, pursuant to a Registration Statement on Form S-3

Gentlemen:

    At the request of AMX Corporation, a Texas corporation (the "Company"), this opinion is being furnished to the Company for filing as Exhibit 5.1 to the Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to up to 1,766,041 shares (the "Shares") of the Common Stock, par value $.01 per share, of the Company to be sold as described in the Registration Statement.

    In our capacity as counsel to the Company and for the purpose of rendering the opinions hereinafter expressed, we have relied solely upon the documents, certificates and other items described on EXHIBIT A attached hereto and have made no other investigation or inquiry.

    This opinion letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this opinion letter should be read in conjunction therewith. The general qualifications of the Accord apply to all of the opinions set forth herein.

    Based solely upon the foregoing, and subject to the qualifications, limitations, and assumptions set forth in the Accord and set forth below, we are of the opinion that the Shares being registered are duly authorized, validly issued, fully paid, and nonassessable.

    The opinion set forth above is limited to the substantive laws of the State of Texas and no opinion is expressed herein as to matters governed by any other law.

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AMX Corporation
November 18, 1997
Page 2

    This opinion is rendered solely to you in connection with the foregoing matters. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

    We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and also to the use of our name in the Registration Statement and the prospectus that is deemed to be a part thereof under the caption "Legal Matters" as having passed upon certain legal matters in connection with the Shares. By so consenting, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                       Very truly yours,

                                       MUNSCH HARDT KOPF
                                       HARR & DINAN, P.C.



                                       By: /s/ Mark A. Kopidlansky
                                          ------------------------------
                                              Mark A. Kopidlansky

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                                   EXHIBIT A


1. Amended and Restated Articles of Incorporation of the Company as certified by the Secretary of State of Texas on November 18, 1997.

2.  Bylaws of the Company.

3. Certificate of Existence for the Company issued by the Secretary of State of Texas on November 18, 1997.

4. Certificate of Good Standing for the Company issued by the Texas Comptroller's Office on November 18, 1997.

5. Telephone confirmation by the Secretary of State of Texas on the date hereof that the Company is validly existing under the laws of the State of Texas and telephone confirmation by the Texas Comtroller's Office on the date hereof that the Company is in good standing.

6. Officers' Certificate of the Company in support of this opinion executed by duly authorized officers of the Company, dated as of the date hereof, certifying that the matters set forth therein are true and correct.